UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): November 17, 2005

                               SEA CONTAINERS LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Bermuda
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                001-07560                              98-0038412
         ------------------------                 -------------------
         (Commission File Number)                   (I.R.S. Employer
                                                  Identification No.)

                               22 Victoria Street
                             Hamilton HM 12 Bermuda
                -------------------------------------------------
                (Address of principal executive offices) Zip Code

                                  441-295-2244
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 17, 2005, Orient-Express Hotels Ltd., a Bermuda company ("Orient-Express Hotels"), entered into an Underwriting Agreement with the Registrant, as selling shareholder, and Citigroup Global Markets Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Scotia Capital (USA) Inc., as underwriters. The Underwriting Agreement relates to the sale by the Registrant of up to 9,903,300 shares (the "Shares") of the class A common shares, par value $.01 each, of Orient-Express Hotels (the "Class A Shares") in an underwritten public offering pursuant to a post-effective amendment to Orient-Express Hotels' Registration Statement on Form S-3, Registration No. 333-102576. The Shares include up to 1,291,735 Class A Shares to cover over-allotments. The Registrant will bear all the costs, expenses and fees incident to its offer and sale of the Shares.

     The public offering price per Share will be $32.00 and the underwriting discount per Share will be $1.52. Therefore, the proceeds of the offering to the Registrant (before expenses) will be approximately $30.48 per Share, or $262,480,501 in the aggregate. Orient-Express Hotels will not receive any of the proceeds from this sale of the Shares.

     Orient-Express Hotels and the Registrant have agreed that until February 15, 2005, subject to extension, they will not, without the prior written consent of Citigroup, sell or otherwise dispose of any Class A Shares or class B common shares of Orient-Express Hotels, and James B. Sherwood and Simon M.C. Sherwood, the co-chief executive officers of Orient-Express Hotels, have agreed that until January 16, 2006, subject to extension, they will not, without the prior written consent of Citigroup, sell or otherwise dispose of any Class A Shares or Class B Shares of Orient-Express Hotels.

     Orient-Express Hotels and the Registrant have agreed to indemnify the underwriters and each person, if any, who controls the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

     The underwriters expect to deliver the Shares to purchasers on or about November 23, 2005.

     The underwriters and their affiliates have performed, and may in the future perform, commercial and investment banking and advisory services for the Registrant and Orient-Express Hotels from time to time, for which they received, and may in the future receive, customary fees and expenses. For instance, in March 2005, Citigroup and Merrill Lynch acted as underwriters in a primary and secondary public offering of 9,550,000 Class A Shares of Orient-Express Hotels. In November 2003, Merrill Lynch acted as the representative of the underwriters in a primary public offering of 3,450,000 Class A Shares of Orient-Express Hotels, and in November 2002, it acted as co-underwriter in a secondary public offering by the Registrant of 3,100,000 Class A Shares of Orient-Express Hotels. Also, an affiliate of Citigroup is acting as agent and is also a lender to the Registrant under a $120 million revolving loan facility, which the Registrant plans to repay with the proceeds of the sale of the Shares. Additionally, an affiliate of Scotia Capital is a lender to the Registrant under a $85 million revolving loan facility.

     Until the initial public offering of the Orient-Express Hotels' Class A Shares in August 2000, Orient-Express Hotels was a wholly-owned subsidiary of the Registrant. In November 2002, Orient-Express Hotels ceased to be a consolidated subsidiary of the Registrant and since then has been accounted for in the Registrant's financial statements using the equity method of accounting.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:



      Exhibit Number                    Description of Exhibit
      --------------                    ----------------------


            1 Underwriting Agreement dated November 17, 2005, among Orient-Express Hotels Ltd., Sea Containers Ltd., Citigroup Global Markets Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital (USA) Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            SEA CONTAINERS LTD.



                                            By: /s/Edwin S. Hetherington
                                                ------------------------
                                                Edwin S. Hetherington
                                                Vice President, General Counsel
                                                and Secretary


Date:  November 21, 2005